Exhibit 15.1
To the General Meeting of
UBS AG, Zurich and Basel
Basel, 6 March 2008
Report of the Group Auditors — Independent Registered Public Accounting Firm Consolidated Financial Statements
As auditors of the group we have audited the consolidated balance sheets of UBS AG as of 31 December 2007 and 2006, and the related consolidated statements of income, changes in equity and cash flows for each of the three years in the period ended 31 December 2007, and notes thereto on pages 18 to 120. These consolidated financial statements are the responsibility of the company’s management and the board of directors. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We confirm that we meet the legal requirements in Switzerland concerning professional qualification and independence.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America), International Standards on Auditing as well as Swiss Auditing Standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of UBS AG at 31 December 2007 and 2006, and the consolidated results of operations and cash flows for each of the three years in the period ended 31 December 2007 in conformity with International Financial Reporting Standards, as issued by the International Accounting Standards Board, and they comply with Swiss Law.
In accordance with Swiss Law, we recommend that the consolidated financial statements submitted to you be approved.

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     We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States of America), UBS AG’s internal control over financial reporting as of 31 December 2007, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated 6 March 2008 expresses an unqualified opinion thereon.

Ernst & Young Ltd

/s/ Andrew McIntyre	/s/ Dr. Andreas Blumer
Andrew McIntyre	Dr. Andreas Blumer
Chartered Accountant	Swiss Certified Accountant
(incharge of the audit)